EXHIBIT 99.1.   Amendment to the Agreement, dated November 22, 2004

AMENDMENT TO THE AGREEMENT

This Amendment to the Agreement dated as of December 1, 1995 (The "Agreement") is entered into as of December 1, 2004 between Flushing Savings Bank, FSB, (The "Bank"), Flushing Financial Corporation (the "Company"), and Gerard P. Tully, Sr. ("Mr. Tully").

WITNESSETH:

WHEREAS, the Bank and Mr. Tully entered into the Agreement as of December 1,1995 and the Bank and Mr. Tully desire to amend the Agreement to extend the term thereof as set forth herein;

NOW, THEREFORE, for good and adequate consideration, the sufficiency of which is hereby acknowledged, the Bank and Mr. Tully agree as follows:

   1.   Section 1 of the Agreement as previously amended is hereby amended by replacing the date November 30, 2004 with the date November 30, 2006.

   2.   Section 3 of the agreement is hereby amended by replacing the Aggregate fee per month to be $13,333.33.

   3.   The amendment set forth in paragraphs 1 and 2 hereof shall be effective December 1, 2004. Except as amended by paragraphs 1 and 2 hereof, the Agreement as previously amended shall remain in effect in accordance with its terms.

IN WITNESS WHEREOF, Mr. Tully and the Bank have caused this Amendment to be executed on this 22nd day of November, 2004.

FLUSHING SAVINGS BANK

By:	/s/ Michael J. Hegarty

President & CEO

FLUSHING FINANCIAL CORPORATION

By:	/s/ Anna M. Piacentini

Senior Vice President & Corporate Secretary

/s/ Gerard P. Tully, Sr.

Gerard P. Tully, Sr.